UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Stock Options and RSUs are incorporated herein by reference. The shares of common stock underlying the Stock Options and RSUs are not scheduled to be registered under the Securities Act of 1933, as amended (the “Securities Act”) but, when issued, will qualify for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities will be exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by Conversion Labs, Inc. (the “Company”) did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction manner of the issuance, and number of securities to be issued. The Company did not undertake an offering or issuance in which it issued a high number of securities to a high number of persons. In addition, Mr. Roberts had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since he agreed to, and will receive, securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2020, Conversion Labs, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) with Mr. Brad Roberts, the Company’s Chief Operating Officer. The Amended and Restated Employment Agreement supersedes and replaces Mr. Roberts’ prior employment agreement with the Company. The Amended and Restated Employment Agreement is for an indefinite term and may be terminated with or without cause. Mr. Roberts will receive an annual base salary of $96,000.00 and shall be eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board, in the form cash or stock options, or any combination thereof, at Mr. Robert’s election. Pursuant to the Amended and Restated Employment Agreement, Mr. Roberts was granted: (i) Stock Options (the “Stock Options”) to purchase up to 200,000 shares of the Company’s common stock, with 35,000 of the Stock Options scheduled to vest upon the Company’s shareholders approving a bona fide employee stock option plan (the “Plan”), and the remaining 165,000 Stock Options to vest in equal monthly tranches, based on the passage of time, over the 30 months following the approval of the Plan; and (ii) upon the approval of the Plan, a grant of 10,000 restricted stock units of the Company’s common stock (the “RSUs”), which shall vest upon the one-year anniversary of the Amended and Restated Employment Agreement.

Upon termination of Mr. Roberts without cause, the Company shall pay or provide to Mr. Roberts severance pay equal to his then current monthly base salary for six months from the date of termination, during which time Mr. Roberts shall continue to receive all employee benefits and employee benefit plans as described in the Amended and Restated Employment Agreement. As a full-time employee of the Company, Mr. Roberts will be eligible to participate in all of the Company’s benefit programs.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of the Amended and Restated Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Amended and Restated Employment Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Employment Agreement, dated December 21, 2020, by and between Conversion Labs, Inc. and Brad Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.

Dated: December 28, 2020	By:	/s/ Justin Schreiber
Justin Schreiber Chief Executive Officer